As filed with the Securities and Exchange Commission on April 15, 2003. Registration No. 333-__________.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                 ZIX CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

               Texas                                     75-2216818
   (State or other jurisdiction                      (I.R.S. Employer
  of incorporation or organization)                 Identification No.)

                                                        Steve M. York
2711 N. Haskell Avenue                              2711 N. Haskell Avenue
     Suite 2850, LB 36                                 Suite 2850, LB 36
Dallas, Texas 75204-2911                            Dallas, Texas 75204-2911

                                                        (214) 515-7300
(Address, including zip code,                          (Name, address,
including zip code,                                  and telephone number,
of principal executive offices)                   code, of agent for service)
including area

                ZIX CORPORATION 1999 DIRECTORS' STOCK OPTION PLAN

                            (FULL TITLE OF THE PLAN)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

        TITLE OF                 AMOUNT             PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
       SECURITIES                 TO BE              OFFERING PRICE            AGGREGATE            REGISTRATION
    TO BE REGISTERED          REGISTERED(1)           PER SHARE(2)         OFFERING PRICE(2)           FEE(2)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
 Common Stock,                 225,000 Shares              $4.39                 $987,750                $79.91
 $.01 par value

(1) Securities being registered consist of 225,000 shares issuable upon exercise of options under the Zix Corporation 1999 Directors' Stock Option Plan (the "Directors' Plan"). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares of Common Stock that may be issuable pursuant to the anti-dilution provisions of the Directors' Plan.

(2)        Estimated solely for the purpose of calculating the registration fee.
           The registration fee has been calculated in accordance with Rules 457(c) and 457(h) under the Securities Act on the basis of the average of the high and low prices of the Common Stock as quoted on the NASDAQ National Market System on April 10, 2003, which was $4.39.

                              EXPLANATORY STATEMENT

         Shares of Common Stock of the Registrant for issuance upon exercise of options under the Directors' Plan have heretofore been registered under a Registration Statement on Form S-8 No. 333-90323. This Registration Statement on Form S-8 registers an additional 225,000 shares of our common stock available for issuance under the Directors' Plan.

                                     PART I

         The information specified in Part I of Form S-8 is contained in documents sent or given to option holders in accordance with Rule 428 under the Securities Act. Such documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the Section 10(a) prospectus.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K, including audited financial statements, for the Registrant's fiscal year ended December 31, 2002;

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

         (c) A description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on September 25, 1989, including any amendment or report filed for the purpose of updating such description.

         All reports or other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to automatically update and supersede the information contained in this Registration Statement.

         Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Texas Business Corporation Act, the Registrant's Articles of Incorporation provide that directors of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived any improper personal benefit, (iv) any act or omission where the liability of the director is expressly provided by statute, or (v) any act related to an unlawful stock repurchase or payment of a dividend. In addition, the Registrant's Articles of Incorporation and Bylaws include certain provisions permitted by the Texas Business Corporation Act whereby directors, officers, employees, and agents of the Registrant generally are to be indemnified against certain liabilities to the fullest extent authorized by the Texas Business Corporation Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-7 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any Prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the Prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on April 14, 2003.


                                     ZIX CORPORATION


                                     By: /s/ Steve M. York
                                         --------------------------------------
                                         Steve M. York
                                         Senior Vice President, Chief Financial
                                         Officer and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 14, 2003.

               SIGNATURE                             TITLE
               ---------                             -----
/*/                                         President, Chief
------------------------------------        Executive Officer and
(John A. Ryan)                              Director (Principal Executive
                                            Officer)

/s/ Steve M. York                           Senior Vice President,
------------------------------------        Chief Financial Officer
(Steve M. York)                             and Treasurer (Principal
                                            Financial and Accounting
                                            Officer)

/*/                                         Director
------------------------------------
(Michael E. Keane)

/*/                                         Director
------------------------------------
(James S. Marston)

/*/                                         Director
------------------------------------
(Antonio R. Sanchez, Jr.)

/*/                                         Director
------------------------------------
(Dr. Ben G. Streetman)


*By:     /s/ Steve M. York
         ------------------
         Steve M. York
         Attorney-in-Fact

                                INDEX TO EXHIBITS

Exhibit
Number            Description
------            -----------
4.1*              1999 Directors' Stock Option Plan of the Registrant, effective as of August 1, 2002.

5.1* Opinion of Ronald A. Woessner as to the validity of the securities being registered.

23.1 Consent of Ronald A. Woessner (included in his opinion filed as Exhibit 5.1).

23.2*             Consent of Ernst & Young LLP.

24.1              Power of Attorney (included in Part II of this Registration
                  Statement).

----------
*Filed electronically herewith.